EXHIBIT 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Samuel Goldstein, Director (acting principal executive officer), and Mark Raab, Controller (acting principal financial officer) of Saker Aviation Services, Inc., does hereby certify that:

1.

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (the “Report”) of Saker Aviation Services, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Saker Aviation Services, Inc.

Date:	May 16, 2022	By:	/s/ Samuel Goldstein
Samuel Goldstein
Director
(acting principal executive officer)

Date:	May 16, 2022	By:	/s/ Mark Raab
Mark Raab
Controller
(acting principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Saker Aviation Services, Inc. and will be retained by Saker Aviation Services, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.